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                                                                   Exhibit 10.9c

                            JOHN Q. HAMMONS BUILDING

                                LEASE AGREEMENT


THE STATE OF MISSOURI  )
                       )
COUNTY OF GREENE       )


     This Lease Agreement (Hereinafter called the "Agreement"), entered into as of this 28TH day of OCTOBER, 1996, by and between Lessor and Lessee hereinafter named.

     SECTION 1: DEFINITIONS AND BASIC TERMS. The following definitions and basic provisions shall apply in this Lease Agreement:

A)  "Lessor":  The Plaza Associates, a Missouri General Partnership

B)  "Lessee": JOHN Q. HAMMONS HOTELS, INC.

     C) "Leased Premises": 2,116 square feet of net rentable area in JOHN Q. HAMMONS BUILDING, (hereinafter called the "Building") located at 300 John Q. Hammons Parkway, Suite #703, Springfield, Greene County, Missouri, as outlined on the floor plan of the Building attached hereto as Addendum "A" together with any area used for special stairs or electrical, mechanical or telephone closets and which are for the exclusive use of Lessee. Although there may have occurred minor variations in construction of the Building and completion of the Leased Premises, for the purpose of this Agreement, Lessee acknowledges that the net rentable area for the Leased Premises is as stated above. The term "net rentable area", as used herein, shall include any structural columns or projections which are an integral part of the Building and which are located within the Leased Premises, but shall not include areas used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts or vertical ducts.

     D) "Lessee Proportionate Share": The 3.66% being the relationship of the net rentable area of the Leased Premises to the net rentable area of the Building (57,840 square feet).

     E) "Lease Term": A period of TWO (2) years beginning on the 1ST day of JANUARY, 1997, and terminating on DECEMBER 31, 1998, or such date as Lessee shall occupy the Leased Premises, whichever occurs first. Lessee agrees to enter into a Supplemental Lease Agreement with Lessor, setting forth the lease commencement date.

     F) "Base Rental": The total sum of $ 57,132.00 payable to Lessor at 901 St. Louis Street, Suite 106, Springfield, Missouri 65806, or such other place as may be designated to Lessee by Lessor in writing, shall be due and payable in equal monthly installments of $ 2,380.50 in advance and without demand or offset on the first day of each calendar month during the Lease Term or any renewal period hereof; the first of such installments shall be paid on the date hereof. If Lessee's occupancy under this Agreement commences on any day other than the first day of a calendar month, then a prorata portion of the Base Rental applicable to the partial first month of occupancy shall be paid on or before the first day of occupancy and shall be in addition to the total Base Rental set forth above.

     G) "Security Deposit": Shall be the sum of $ _____ and paid to Lessor on the date hereof. Lessor and Lessee mutually agree that the Security Deposit shall be deposited in management company's property management account, then disbursed to and held by Lessor.

     SECTION 2: DEMISE OF LEASED PREMISES. In consideration of the mutual covenants and agreements herein contained and subject to the same, Lessor hereby demises, leases and rents to Lessee and Lessee hereby takes and accepts from Lessor the Leased Premises for the term specified herein all upon the terms and conditions as set forth in this Agreement.

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     SECTION 3:  SERVICES BY LESSOR.  During the Standard Building Hours, Lessor
shall furnish Lessee the following services: hot, cold and refrigerated water at those points provided for general use of all tenants; electrical service for ordinary office machines and uses excluding any business machine or other equipment of high electrical consumption characteristic (any special electrical service shall be at Lessee's expense); heated and refrigerated air conditioning in season, at such time as Lessor normally furnishes these services to all tenants in the Building and at such temperatures and amounts as are considered by Lessor to be standard, such service on Sundays and holidays are to be optional on the part of the Lessor; elevator service in common with other tenants in the Building; janitorial cleaning services as may, in the judgement of Lessor, be reasonably required. Such services shall be on a five-day-week basis; and Lessor may provide such security service as may, in the sole judgement and discretion of Lessor, be reasonably required. Lessor shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service described or contemplated herein, nor shall the same be construed as an eviction of Lessee, work an abatement of rental or relieve Lessee from any covenant or agreement set forth herein. In the event of any failure, stoppage or interruption of such service, Lessor shall use reasonable diligence to resume service promptly.

Standard Building Hours shall be from 7:00 A.M. until 7:00 P.M., Monday through Friday, excluding Holidays, and from 8:00 A.M. until 1:00 P.M. on Saturdays.

     SECTION 4: PAYMENT OF INCREASED BUILDING COSTS. The Base Rental provided for herein includes a stipulated allowance in the amount of THE 1996 ACTUAL COSTS per square foot of rentable area for repairing, maintaining and operating the Building, Parking Area and other land area surrounding the Building (the Building, the Parking Area and other land area herein collectively termed the "Property") during the first calendar year of the Lease Term. "BASIC COSTS", AS THAT TERM IS HEREINAFTER DEFINED, SHALL BE CALCULATED PER SQUARE FOOT BASED ON THE NET RENTABLE AREA OF THE LEASED PREMISES. The term "Basic Costs" as used herein shall mean all expenses, costs and disbursements of every kind and nature which Lessor shall pay or become obligated to pay because of, or in connection with the ownership, operation, repairs and maintenance of the Property, computed on an accrual basis and in accordance with generally accepted accounting principals and consistently applied including but not limited to the following:

     i. wages and salaries to be allocable to the Property of all employees directly engaged in the operation and maintenance of the Property, including taxes, insurance and all other benefits related thereto;

     ii.  management fees related to the management of the Property;

     iii. all costs of supplies and materials used in the operation, repair and maintenance of the Property;

     iv. costs of all utilities for the Property (excluding utilities separately metered to and actually paid directly by other Tenants);

     v. the cost of maintenance, repair and services to the Property including security services, window cleaning, elevator maintenance, janitorial service, pest control, landscaping and waste removal;

     vi. cost of all casualty and liability insurance applicable to the Property and any personal property used in connection with the operation, repair or maintenance of the Property;

     vii. all taxes, assessments or other governmental charges from any federal, state, county, municipal or other taxing authority now or hereafter imposing any taxes or fees on the Property;

     viii.  the cost of repairs and general maintenance of the Property;

     ix. a reasonable amortization charge (exclusive of any finance charges) on account of any capital expenditure incurred in reduction of the Basic Costs or incurred to comply with any requirements of any in force governmental regulations by authorities having jurisdiction over the Property or necessary for the health or satisfaction of the tenants of the Building.

     At least thirty (30) days prior to the commencement of each calendar year during the term of this Agreement, Lessor shall prepare an estimate of

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the Basic Costs for such calendar year and if Lessor, in its reasonable judgement, determines that the aggregate of the Basic Costs for such calendar year (calculated on a per square foot basis using the rentable area of the Building as set forth in Section 1 of this Agreement) will exceed THE 1996 ACTUAL COSTS Lessor shall give written notice to Lessee of the estimated Basic Costs, expressed in terms of dollars per square foot, the amount the Basic Costs will exceed THE 1996 ACTUAL COSTS per square foot and the monthly amount of additional rental payable by Lessee with respect to the increase in Basic Costs. Commencing with the first monthly payment in the calendar year, the Lessee shall pay to Lessor in addition to the Base Rental, an amount equal to 1/12th of Lessor's estimated increase in the Basic Costs (expressed in terms of dollars per square foot calculated as aforesaid) multiplied by the rentable area of the Leased Premises as set forth in Section 1 of this Agreement. Within a reasonable time after each calendar year, Lessor shall perform such computations that are necessary to determine the actual amount of the Basic Costs and the prorata portion payable by Lessee under this paragraph for such calendar year whereupon, if the Lessee shall have overpaid, Lessor shall within thirty (30) days after such determination refund to Lessee the amount of such excess. But if the Lessee shall have underpaid, the Lessor shall invoice Lessee for the amount of the underpayment, such underpayment shall be due and payable following the receipt by Lessee of invoice.

     SECTION 5: PAYMENT OF RENTAL. Lessee hereby covenants and agrees to pay promptly when due all Base Rental and Adjusted Base Rental, all additional rental and any other charges payable by Lessee under the provisions of this Agreement and Lessee further covenants and agrees that all such rental or other charges due and unpaid as of the date of termination of this Agreement shall be deemed due and payable on such termination date. Lessee especially agrees that the covenants recited in this Section shall survive the expiration of the term of the Agreement.

     SECTION 6: MAINTENANCE AND REPAIRS BY LESSOR. Lessor, without extra charge except as provided herein, shall provide for the cleaning and maintenance of the public portions of the Building, including painting and landscaping surrounding the Building, keeping with the usual standard for first class office buildings in Springfield, Missouri. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any character on the Leased Premises during the term hereof, except such repairs as may be required by normal maintenance operations, which shall include repairs to the exterior of walls, corridors, floors, windows, roof and other structural elements and equipment of the Building, and other such additional maintenance as may be necessary because of damage by persons other than Lessee, its agents, employees, licensees, invitees or visitors.

     SECTION 7: PARKING AND SERVICE AREAS. Lessor shall have the right as it deems necessary to designate and mark certain parking spaces within the parking area of the Property as visitor parking. Lessor shall have control and enforcement of the movement and parking of Lessee's employee automobiles and all other vehicles in the parking area and upon all drives and service areas appurtenant to the Building. Lessor may from time to time adopt and change rules and regulations relating thereto. Lessor shall not be liable for any losses sustained by Lessee or its employees from the theft of, or for any damage to, any vehicle or other equipment (including any contents thereof) while located on the parking area or upon the drives and service areas appurtenant to the Building.

     SECTION 8: REPAIR AND MAINTENANCE BY LESSEE. Lessee shall at its own cost and expense maintain and keep the Leased Premises in good repair and condition. Lessee agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises; Lessee shall at its own cost and expense repair or replace any damage or injury done to the Leased Premises, the Building or any part thereof, caused by Lessee, its agents, employees, licensees or visitors. Upon the expiration or termination of this Agreement (by lapse of time or otherwise), Lessee agrees to deliver up the Leased Premises to Lessor in as good condition as on the date the Leased Premises were first occupied by Lessee, except for ordinary wear and tear. Should Lessee fail to make such repairs or replacements promptly, Lessor may, at its option and among other remedies, enter the Leased Premises without such entering causing or constituting an interference with the possession of

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the Leased Premises by Lessee, make such repairs or replacements and Lessee shall pay the cost thereof to Lessor on demand. Lessee shall maintain the Leased Premises in full compliance with all federal, state and/or local laws, codes and regulations applicable to the Leased Premises.

     SECTION 9: USE AND VIOLATION OF INSURANCE COVERAGE. The Leased Premises are to be used by Lessee solely for office purposes and no other purpose; Lessee shall not use, occupy, or permit the use or occupancy of the Leased Premises for any purpose which is, directly or indirectly, in violation of any federal, state and/or local law, ordinance or governmental regulation, code or order; or permit the maintenance of any public or private nuisance; or do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or permit anything to be done or fail to do anything which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in insurance rates by reason of acts of Lessee, Lessee shall pay such increase promptly upon demand therefor by Lessor. Lessee shall not obstruct the sidewalks, entries, passages, vestibules, halls, elevators or stairways of the Building and shall not use the same for any purpose other than ingress and egress to and from the Leased Premises.

     SECTION 10: ALTERATIONS. Lessee agrees that it will not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of the Lessor. In any instance where Lessor grants such consent, Lessor may, among other things, grant such consent upon the condition that Lessee's contractors, laborers and materialmen must work in harmony with and not interfere with any other work being conducted on behalf of Lessor or any other tenant of the Building.

     SECTION 11: FURNITURE, FIXTURES AND PERSONAL PROPERTY OF LESSEE. Lessee may remove its trade fixtures, office supplies and personal property not attached to the Building, provided: (a) such removal is made prior to the expiration or termination of this Agreement; (b) Lessee is not in default of any obligation or covenant of this Agreement at the time of such removal; and (c) Lessee promptly repairs all damage caused by such removal at Lessee's expense. All other property within the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of the Lessor upon the expiration or termination of this Agreement and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or termination of this Agreement by lapse of time or otherwise. If, however, Lessor so requests in writing, Lessee will, prior to vacating the Leased Premises, remove any and all alterations, additions, equipment and personal property placed or installed by it in the Leased Premises and will repair any damage caused by such removal at Lessee's expense.

     SECTION 12: ASSIGNMENT AND SUBLEASE. Lessee shall not sell, convey, transfer or assign this Agreement or any part thereof, or any rights created hereby, or mortgage or pledge the same through a change in ownership of Lessee or otherwise, or sublet the Leased Premises, or any part thereof, or allow it to be assigned by operation of law or otherwise, or subject to any lien of any type or nature including, but not limited to, mechanic's liens, without the prior written consent of Lessor. Provided, further, any assignment or sublease shall not release Lessee from any obligation or liability hereunder.

     SECTION 13: SUBORDINATION TO MORTGAGE. This Agreement is and shall always be subject and subordinate to the lien of any mortgages, deeds of trust or other security instrument which are now or shall at any future time be placed by Lessor upon the Property, the Building, the Leased Premises or Lessor's rights hereunder and to any and all renewals, extensions, rearrangements, modifications or consolidations thereof; provided that, in the event of a foreclosure under any such security instrument, the holder thereof shall forthwith notify Lessee of such holder's election to either (1) ratify and adopt this Agreement, in which case Lessee shall attorn to such holder and/or to such holder's successor, or (2) terminate this Agreement

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effective six (6) months following such notice. Such subordination shall be self-operative and no further instrument of subordination need be required by any security holder. In confirmation of such subordination, Lessee agrees to execute promptly any instrument deemed necessary by Lessor to further effect the subordination of this Agreement to any such security interest.

     SECTION 14: FIRE AND OTHER CASUALTY. In the event the Leased Premises is partially or totally destroyed or damaged by fire or other casualty, Lessor may, at its option, terminate this Agreement, and in such event, the Base Rental hereunder shall be prorated for such month during which Lessor's termination occurs and shall not be due thereafter. In the event the Lessor does not so terminate this Agreement, then, subject to the following provisions of this
Section 14, Lessor may proceed as soon as is reasonably practicable, at its sole cost and expense to the extent of Lessor's insurance proceeds available, if any, to repair and restore the Leased Premises to substantially the same condition as that before the damage occurred; provided, further, the Base Rental due from Lessee hereunder shall be abated during the period of restoration to the extent of the unusable portion of the Leased Premises. In the event Lessor does not complete such repair and restoration within six (6) months from the date of damage or destruction, Lessee may terminate this Agreement. In the event the damage or destruction to the Leased Premises through fire or other casualty is directly or indirectly attributable to any act of fault or negligence on the part of Lessee, and/or its agents, employees, licensees, or invitees, then (i) such damage or destruction to the Leased Premises, the Building, and/or the Property shall be promptly repaired by Lessee, at its sole cost and expense;
(ii) the Base Rental shall not abate during such period of restoration and refurbishment; (iii) Lessee shall not be entitled to terminate this Agreement; and (iv) Lessee shall fully reimburse Lessor for all costs and expenses, including responsible attorneys' fees, incurred by Lessor on behalf of Lessee in connection with undertaking the obligations of Lessee hereunder.

     SECTION 15: INSURANCE. During the term of the Agreement, Lessee shall obtain and maintain at the Lessee's sole cost and expense (i) fire and extended coverage insurance covering the Leased Premises and improvements thereon and contents thereof, on a full replacement cost basis, insuring against all risks or direct physical loss and damage, excluding unusual perils like earth movement, flood and war; and (ii) comprehensive public liability insurance for death, injury and property loss and damage, with a combined single limit coverage of not less than $1,000,000. The Lessee shall list the Lessor as an additional insured on all of the policies and shall, upon written request of Lessor, provide Lessor with proof of payment within thirty (30) days after the due date of such premiums. Such policies of insurance shall also provide that the same may not be cancelled in whole or in part by the insurer without such insurer giving thirty (30) days' written notice to Lessor of its intention to cancel the policies.

     SECTION 16: LIABILITY AND INDEMNITY. Lessee agrees to indemnify and save Lessor harmless from all claims for injury to persons (including death) or for damage to property arising from or out of Lessee's use and occupancy of the Leased Premises or from an act or omission of invitees, or of any other third party (including costs and expenses of defending against such claims) from or by whomsoever caused.

     Lessee agrees to use and occupy the Leased Premises and other facilities of the Building, the Parking Area and all drives and other areas appurtenant thereto, at its own risk and hereby releases Lessor, its agents and employees, from all claims for any damage or injury to persons (including death) or property to the full extent permitted by law.

     Lessee agrees that Lessor shall not be responsible or liable to Lessee, its agents, employees, customers or invitees, for damage or injury to persons (including death) or property occasioned by the acts or omission of any other tenant or such tenant's agents, employees, customers or invitees within the Leased Premises, the Building, the Parking Area and all drives and other areas appurtenant thereto, from or by whomsoever caused.

     SECTION 17: DEFAULT BY LESSEE. Lessee covenants and agrees that if Lessee shall make default in the payment of any Base Rental, Adjusted Base Rental or other charges required to be made by it to Lessor hereunder, or in the faithful performance of any other covenant to be performed by it

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hereunder, then Lessor may exercise any and all remedies available at law or in equity, including, but not limited to, declare this Agreement terminated and without additional notice to Lessee the Lessor or any of its agents may reenter the Leased Premises and remove all persons and property therefrom, with or without legal process and without prejudice to any of Lessor's other legal rights hereunder and/or, Lessor may take possession of the Leased Premises and re-let the same for the remainder of the term hereof for the account of Lessee, it being understood that under any of said options, Lessee shall remain liable for all rental and other sums payable under the provisions hereof. In the event of any reentry by Lessor, Lessee hereby expressly waives all claims for damages by reason hereof, as well as all claims for damages by reason of any eviction proceedings or proceedings by way of sequestration or any other legal proceedings which Lessor may employ to recover any sums due hereunder or possession of the Leased Premises.

     SECTION 18: LIEN FOR RENT. To secure the payment of rental and other charges required to be made by Lessee hereunder, and the faithful performance of all other covenants of this Agreement required to be performed by Lessee, Lessee hereby gives to Lessor security interest in and to all property which may be placed in or upon the Leased Premises and the proceeds of any insurance which may accrue to Lessee by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Lessee. This security interest is given in addition to the Lessor's statutory lien(s) and shall be cumulative thereto. This security interest may be foreclosed with or without Court proceedings, by public or private sale, with or without notice, and Lessor shall have the right to become purchaser upon being the highest bidder at such sale. Upon request of Lessor, Lessee agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

     SECTION 19: TRANSFER BY LESSOR. Lessor may pledge, hypothecate, transfer or assign all or any part of this Agreement. Upon the transfer or conveyance of all or any portion of the Property, without further agreement of the parties, Lessor shall be relieved of and from any liability with respect to the obligations and covenants of Lessor contained in this Agreement arising out of any act or occurrence after the date of such transfer and the purchaser at such sale or any subsequent sale shall be deemed, without further agreement of the parties, to have assumed and agreed to carry out the Lessor's covenants under this Agreement.

     SECTION 20: ATTORNEY'S FEES. In the event Lessor or Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Agreement and the other party hereto places the enforcement of this Agreement, or any part thereof, or the collection of any rent or any other charges due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of any attorney, or files suit upon the same, it is agreed that the defaulting party shall pay the reasonable attorney's fees incurred by the party not in default.

     SECTION 21: NON-WAIVER. Neither acceptance of rent by Lessor nor failure by Lessor to complain of any action, non-action, or default of Lessee, whether singular or repetitive, shall constitute a waiver of any of Lessor's rights hereunder. Waiver by Lessor of any rights for any default of Lessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agents shall be deemed to be an acceptance of surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

     SECTION 22: RULES AND REGULATIONS. Lessee agrees to comply with all such rules and regulations of the Building which are attached as Addendum B, and any amendments thereto. Lessor shall have the right at all times to change the rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

     SECTION 23: ACCESS BY LESSOR. Notwithstanding any provision hereof to the contrary, Lessor, its agents and employees, shall have access to and the right to enter upon the Leased Premises at any reasonable time to examine the

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condition thereof, to clean, repair or make alterations required or deemed necessary or desirable to be made by Lessor, to show the Leased Premises to prospective purchasers or tenants, and for any other purpose deemed reasonable by Lessor.

     SECTION 24: BANKRUPTCY BY LESSEE. In the event of any of the following: the filing or execution or occurrence of a petition in bankruptcy or other insolvency proceedings by or against Lessee; or petition or answer seeking relief under any provision of the Bankruptcy Act; or any assignment for the benefit of creditors or composition; or a petition or other proceeding by or against Lessee for the appointment of a trustee, receiver or liquidator of Lessee or any of Lessee's property; or a proceeding by any governmental authority for the dissolution or liquidation of this Agreement; this Agreement may, at the option of Lessor, be terminated immediately by the mailing of notice to Lessee.

     SECTION 25: HOLDING OVER. Upon the expiration and/or termination of this Agreement for any reason, Lessor shall have the right to reenter and resume possession of the Leased Premises. If Lessee should remain in possession of the Leased Premises after expiration and/or termination of this Agreement without the execution by Lessor and Lessee of a new lease agreement, then Lessee shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance subject to all the covenants of this Agreement except the amount of Base Rent, and the Base Rent for any such holdover period shall be 200% of the Base Rent being paid by Lessee immediately prior to the expiration and/or termination date, and Lessee shall indemnify Lessor and hold Lessor harmless from any claims which may be asserted by any third party who is unable to enter or occupy the Leased Premises because of Lessee's holdover occupancy thereof, from or by whomsoever caused.

     SECTION 26: CONDEMNATION. If all or any portion of the Property is condemned during the term of this Agreement, the Lessor shall have the right to all proceeds resulting from the condemnation. In the event of a total condemnation of the Property during the term hereof, this Agreement and the tenancy conveyed herein shall terminate as of the date of such taking, and the Base Rental due hereunder shall be prorated for the month during which the taking occurs with none being due after such taking. In the event of a partial or less than total condemnation of the Property, the Lessee shall have the right to terminate this Agreement if such taking results in the violation of any applicable federal, state, or municipal law or ordinance by virtue of Lessee conducting its then-existing business thereon, but Lessee shall not have the right of termination if no such violation results. If the Agreement is not terminated as a result of such partial taking, the Lessor shall reduce the rental of the Leased Premises in direct proportion to that part of the Leased Premises taken as a result of the condemnation.

     SECTION 27: SIGNS. Lessee shall not place any signs, letters, symbols, or other identifying marks anywhere upon, about or within the Building and its Parking Areas, or upon the exterior of the doors, walls, windows, or other visible areas of the Leased Premises, without the prior written approval of Lessor.

     SECTION 28: SEVERABILITY. This Agreement shall be construed in accordance with the laws of the State of Missouri. If any clause or provision hereof is held to be illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby and shall be construed as if such provision had not been contained herein.

     SECTION 29: SECURITY DEPOSIT. Upon the occurrence of any default by Lessee, Lessor, may from time to time, without prejudice to any other remedy, use the security deposit paid to Lessor by Lessee herein provided to the extent necessary to make good any arrearage of Base Rent or any other damage, injury or expense or liability cause to Lessor by such event of default and the remaining balance of such security deposit to be returned by Lessor to Lessee upon the termination of this Agreement. Such security deposit shall not be considered as an advance payment of rent or a measure of Lessor's damages in case of default by Lessee.

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     SECTION 30:  RELOCATION OF LESSEE.  Lessor reserves the option and right to require Lessee to relinquish the Leased Premises and to relocate in another area of comparable size in the Building designated by Lessor. Lessor shall be responsible for all expenses with respect to any required location and all repairs necessary to the designated area to conform with Lessee's requirements under this Agreement. If the Lessor elects to relocate the Lessee, the area to which the Lessee is relocated shall be deemed the Leased Premises for all purposes and this Agreement shall continue in full force and effect for the remainder of the term.

     SECTION 31: NOTICES. Whenever in this Agreement it shall be required or permitted that the notice or demand be given or served by any party hereto to or upon another, such notice or demand shall be given or served (and shall not be deemed to have been given or served unless) in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid, addressed to the appropriate party at the address shown at the signature line. Such addresses may be changed from time to time by any party by serving notice as above provided.

     SECTION 32: OBLIGATIONS OF SUCCESSORS. It is mutually agreed that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12 hereof entitled "Assignment and Sublease" all the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

     SECTION 33: ENTIRE AGREEMENT. This instrument and any attached Addendums A and B collectively constitute the entire agreement between the Lessor and Lessee, and no other promises or representations shall be binding unless made in writing and signed by Lessor and Lessee. The appendices attached to this Agreement are made a part hereof by this reference.

     SECTION 34: PARAGRAPH CAPTIONS. Paragraph captions herein are for Lessor's and Lessee's convenience only and neither limit nor amplify the provisions of this Agreement.

     SECTION 35: FORCE MAJEURE. In the event that Lessor shall be delayed, hindered or prevented from the performance of any acts required hereunder by reason of acts of God, riots, fire, strike or the unavailability of materials, then performance of such acts shall be excused for the period of the delay, and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.


     IN WITNESS WHEREOF, the Lessor and Lessee, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original, as of the day and year first written above.


     "LESSEE"                                 "LESSOR"
      ------                                   ------

     JOHN Q. HAMMONS HOTELS, INC.         The Plaza Associates



by:  /s/ John Q. Hammons              by: /s/ John Q. Hammons
    ---------------------------          -------------------------
    John Q. Hammons                      John Q. Hammons

Address:    300 JOHN Q. HAMMONS PKWY.    901 ST. LOUIS STREET
            SUITE #900                   SUITE #106
            SPRINGFIELD, MO  65806       SPRINGFIELD, MO  65806

                                   ADDENDUM A

                                LEASED PREMISES

                                   ADDENDUM B

                             RULES AND REGULATIONS


     1. Lessee shall not paint, display, inscribe, maintain or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Leased Premises which can be seen from the outside of the Leased Premises, except on hallway doors of the Leased Premises, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Lessor in writing. Lessor reserves the right to remove at Lessee's expense all matter other than the above provided for without notice to Lessee.

     2. In advertising or other publicity, without Lessor's prior written consent, Lessee shall not use the name of the Building except as the address of its business and shall not use pictures of the Building in advertising or publicity.

     3. Lessee shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridor.

     4. Lessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls. Lessee shall keep corridor doors closed. Lessor shall not permit any objects to be placed on or dropped into any grills or devices in the Leased Premises utilized for heating or air conditioning.

     5. Lessee assumes responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and other means of entry to the Leased Premises closed.

     6. If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with, Lessor's instructions in their installation.

     7. The Lessor may require that all persons who enter or leave the Building at any time, if determined by Lessor from time to time to be necessary for the protection of the Building, must identify themselves to watchmen, by registration or otherwise.

     8. The bringing into the Building, taking therefrom, or removal therein of furniture, fixtures or supplies, when of large weight or bulk, shall be done at such times as the custodian of the Building shall arrange therefor. All damage to the Building caused by taking in, putting out or moving the same during the time it is in or on the Leased Premises shall be repaired at the expense of the Lessee owning or using same.

     9. Lessee will permit access to the Leased Premises to Lessor at all reasonable times for inspection and cleaning and for such repairs, alterations, additions, installations and removals, including among others, pipes, wires and other apparatus, as Lessor may deem proper or useful for serving the Leased Premises or other part of the Building.

     10. The maximum weight per square foot in each room shall not exceed seventy-five (75) pounds, without prior written approval of Lessor.

     11. Lessee shall comply with all federal, state and municipal laws, ordinances and regulations and shall not directly or indirectly make any use of the Leased Premises which may be prohibited by any laws, ordinances or regulations thereof or which shall be dangerous to person or property.

     12. Lessee shall be responsible for the observance of all of the foregoing by Lessee's employees, agents, clients, customers, invitees and guests.

     13. Lessee shall not at any time permit its employees to park in any areas of the Parking Area designated as "visitor parking".

     14. Lessee will not (i) install or operate any internal combustion engine, boiler, machinery, refrigerator, heating or air conditioning apparatus in or about the Leased Premises, (ii) carry on any mechanical business in or about the Leased Premises without written permission of Lessor, (iii) exhibit, sell, or offer for sale, use, rent or exchange in the Leased Premises or building any article, thing or service except those ordinarily embraced within the permitted use of the Leased Premises specified in the Lease Agreement, (iv) use the Leased Premises for housing, lodging or sleeping purposes, (v) permit preparation of or warming of food in the Leased Premises or permit food to be brought into the Leased Premises for consumption therein (warming of coffee and individual lunches of employees excepted) except by express permission of Lessor, (vi) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Leased Premises,
(vii) operate or permit to be operated any musical or sound producing instrument or device inside or outside the Leased Premises which may be heard outside the Leased Premises, (viii) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (ix) bring or permit to be in the Building any bicycle or other vehicle or dog (except in the company of a blind person) or other animal or bird, (x) make or permit any objectionable noise or odor to emanate from the Leased Premises, (xi) disturb, solicit or canvass any occupant of the Building, (xii) or do anything in or about the Leased Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building.